EX-99.d.1.a

Appendix A to the Investment Advisory Agreement, dated April 17, 2009, by and between
EGA Emerging Global Shares Trust and ALPS Advisers, Inc.

Funds	Effective Date	NYSE

Emerging Global Shares Dow Jones Emerging Markets Titans Composite Index Fund	April 17, 2009	EEG

Emerging Global Shares Dow Jones Emerging Markets Basic Materials Titans Index Fund	April 17, 2009	EBM

Emerging Global Shares Dow Jones Emerging Markets Metals & Mining Titans Index Fund	April 17, 2009	EMT

Emerging Global Shares Dow Jones Emerging Markets Consumer Goods Titans Index Fund	April 17, 2009	ECG

Emerging Global Shares Dow Jones Emerging Markets Consumer Services Titans Index Fund	April 17, 2009	ECN

Emerging Global Shares Dow Jones Emerging Markets Energy Titans Index Fund	April 17, 2009	EEO

Emerging Global Shares Dow Jones Emerging Markets Financials Titans Index Fund	April 17, 2009	EFN

Emerging Global Shares Dow Jones Emerging Markets Health Care Titans Index Fund	April 17, 2009	EHK

Emerging Global Shares Dow Jones Emerging Markets Industrials Titans Index Fund	April 17, 2009	EID

Emerging Global Shares Dow Jones Emerging Markets Technology Titans Index Fund	April 17, 2009	ETX

Emerging Global Shares Dow Jones Emerging Markets Telecom Titans Index Fund	April 17, 2009	ETS

Emerging Global Shares Dow Jones Emerging Markets Utilities Titans Index Fund	April 17, 2009	EUT

Emerging Global Shares INDXX India Infrastructure Index Fund	November 12, 2009	INXX

Emerging Global Shares INDXX China Infrastructure Index Fund	November 12, 2009	CHXX

Emerging Global Shares INDXX Brazil Infrastructure Index Fund	November 12, 2009	BRXX

Emerging Global Shares INDXX India Mid Cap Index Fund	November 12, 2009	INMC

Emerging Global Shares INDXX China Mid Cap Index Fund	November 12, 2009	CHMC

Emerging Global Shares INDXX Brazil Mid Cap Index Fund	November 12, 2009	BZMC

IN WITNESS WHEREOF, the parties hereto have caused this Appendix A to be amended and restated effective as of the 12th day of November 2009.

ALPS Advisers, Inc.	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Appendix A
By: _____________________________ Name: Thomas A. Carter	By: _____________________________ Name: Robert C. Holderith
Title: President	Title: President